SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                            GREATER COMMUNITY BANCORP
 ................................................................................
                (Name of Registrant as Specified In Its Charter)


                                      n.a.
 ................................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No Fee Required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         1)  Title of each class of securities to which transaction applies:....
         2)  Aggregate number of securities to which transaction applies:.......
         3)  Per unit price or other underlying value of transaction pursuant to Exchange Act Rule 0- 11: (Set forth the amount on which the filing fee is calculated and state how it was
             determined):.......................................................
         4)  Proposed maximum aggregate value of transaction:...................
         5)  Total fee paid: ...................................................
[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the
        offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount previously paid:............................................
         2)  Form, Schedule or Registration Statement No.:......................
         3)  Filing Party:......................................................
         4)  Date Filed:........................................................

                            GREATER COMMUNITY BANCORP

                               55 UNION BOULEVARD

                            TOTOWA, NEW JERSEY 07512

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------


TIME...........................      4:00 p.m. on Tuesday, April 17, 2001

PLACE..........................      55 Union Boulevard
                                     Totowa, New Jersey 07512

ITEMS OF BUSINESS..............      1.   To elect members of the Board of
                                          Directors, whose terms are described
                                          in the Proxy Statement.

                                     2.   To approve the 2001 Employee Stock
                                          Option Plan.

                                     3.   To approve the 2001 Stock Option Plan
                                          for Nonemployee Directors.

                                     4.   To transact such other business as may
                                          properly come before the Meeting and
                                          any adjournment thereof.

RECORD DATE....................      Holders of Common Shares of record at the
                                     close of business on March 1, 2001 are
                                     entitled to vote at the Meeting.

ANNUAL REPORT..................      The Company's 2000 Annual Report, which is
                                     not a part of the proxy soliciting
                                     material, is enclosed.

PROXY VOTING...................      It is important that your Shares be
                                     represented and voted at the Meeting. You can vote your Shares by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope furnished for that purpose. THE ENCLOSED PROXY IS
                                     SOLICITED BY THE COMPANY'S BOARD OF
                                     DIRECTORS, WHICH REQUESTS THAT YOU PROMPTLY
                                     COMPLETE AND MAIL THE PROXY CARD SO THAT A
                                     QUORUM WILL BE ESTABLISHED FOR THE MEETING
                                     WITHOUT FURTHER EXPENSE TO THE COMPANY. Any proxy may be revoked in the manner described in the accompanying Proxy
                                     Statement at any time prior to its exercise at the Meeting. Stockholders are cordially invited to attend the Meeting in person. If you attend the Annual Meeting and vote in person, the enclosed Proxy Card will not be used.

                                         By order of the Board of Directors,
                                         Edith A. Leonhard, Secretary
Totowa, New Jersey
March 16, 2001

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                                TABLE OF CONTENTS

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                                                                            PAGE
PROXY STATEMENT ............................................................   1
     Purposes of the Annual Meeting.........................................   1
     Proxies................................................................   1
     Stockholders Entitled to Vote..........................................   1
     Required Vote .........................................................   2
     Principal Stockholders.................................................   2
     Multiple Copies of Annual Report ......................................   2
     Cost of Proxy Solicitation.............................................   2
     Stockholder Account Maintenance .......................................   2

GOVERANCE OF THE COMPANY....................................................   3
     Committees of the Board of Directors...................................   3
     Report of the Audit Committee .........................................   3
     Compensation of Directors .............................................   5
     Certain Relationships and Related Transactions ........................   7
     Share Ownership of Management and Directors ...........................   7
     Section 16(a) Beneficial Ownership Reporting Compliance ...............   8
     Relationship with Independent Public Accountants ......................   8
     Stockholder Proposals .................................................   8

ITEM 1 - ELECTION OF DIRECTORS .............................................   9
     Nominees for Terms Expiring in 2004 ...................................   9
     Directors Whose Terms Will Expire in 2002 .............................  10
     Directors Whose Terms Will Expire in 2003 .............................  10
     Executive Officers ....................................................  11

EXECUTIVE COMPENSATION AND OTHER BENEFITS...................................  11
     Summary Compensation Table ............................................  11
     Executive Committee of Board of Directors, Report on Executive
       Compensation.........................................................  12

PERFORMANCE GRAPH ..........................................................  13
     Aggregated Option Exercises and Year-end Option Values ................  14
     Supplemental Executive Retirement Plans................................  14
     Certain Agreements ....................................................  14

ITEM 2 - APPROVAL OF 2001 EMPLOYEE STOCK OPTION PLAN .......................  15

ITEM 3 - APPROVAL OF 2001 EMPLOYEE STOCK OPTION PLAN
               FOR NONEMPLOYEE DIRECTORS ...................................  22

APPENDIX A - Audit Committee Charter and Powers............................. A-1

                            GREATER COMMUNITY BANCORP
                               55 UNION BOULEVARD
                            TOTOWA, NEW JERSEY 07512
                                  973-942-1111

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             PROXY STATEMENT FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

     These proxy materials are furnished in connection with the solicitation by the Board of Directors of Greater Community Bancorp (the "Company"), a New Jersey corporation, of proxies to be voted at the Company's 2001 Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting"), including any adjourned meeting.

     You are cordially invited to attend the Meeting on Tuesday, April 17, 2001 beginning at 4:00 p.m. E.S.T. The Meeting will be held at the Company's headquarters at 55 Union Boulevard, Totowa, New Jersey 07512.

     The Company's 2000 fiscal year began on January 1, 2000 and ended on December 31, 2000. All references in this Proxy Statement to the year 2000 or fiscal 2000 refer to that twelve-month period.

     This Proxy Statement and accompanying forms of proxy and voting instructions are first being mailed on or about March 16, 2001 to stockholders of record on March 1, 2001 (the "Record Date").

PURPOSES OF THE ANNUAL MEETING

     At the Meeting stockholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, including the election of directors and approvals of the 2001 Employee Stock Option Plan and the 2001 Stock Option Plan for Nonemployee Directors. In addition, management will report on the performance of the Company during fiscal 2000 and respond to questions from stockholders. At the date this Proxy Statement went to press, the Company did not anticipate any other matters would be raised at the Meeting.

PROXIES

     Because many stockholders cannot attend the Meeting in person, it is necessary that a large number be represented by proxy. The proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. The proxy confers discretionary authority on the persons named in the proxy to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Meeting, including, among other things, consideration of a motion to adjourn the Meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

     You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy, or by voting by ballot at the Meeting. Unless so revoked, the Shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Your mere presence at the Meeting will not revoke your proxy.

STOCKHOLDERS ENTITLED TO VOTE

     The securities entitled to vote at the Annual Meeting consist of the Company's common stock, $0.50 par value per share ("Common Stock"). Holders of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On December 31, 2000, 6,317,679 shares of Common Stock ("Shares") were outstanding. Only stockholders of record may vote Shares. If you own Shares through a bank, broker or other holder of record ("nominee"), your nominee should provide you with voting instructions. Please sign and return those instructions

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

promptly to assure that your Shares will be represented at the Meeting. In accordance with New Jersey law, a list of stockholders entitled to vote at the Meeting will be available at the Meeting and will be subject to inspection by any stockholder for reasonable periods during the Meeting.

REQUIRED VOTE

     The presence, in person or by proxy, of the holders of a majority of the Shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the Meeting. Each Share is entitled to one vote on each matter to come before the Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     A plurality of the votes duly cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Votes withheld and broker "non-votes" are not counted for purposes of the election of directors.

     The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote at the Meeting is required to approve any other matters to be acted upon at the Meeting. An abstention is counted as a vote against any such other matters, but a broker "non-vote" is not so counted.

PRINCIPAL STOCKHOLDERS

     The Company knows of no individual or group which beneficially owned more than 5% of the Common Stock on the Record Date, other than John L. Soldoveri, a director of the Company. Details of his beneficial stock ownership, and that of other directors and executive officers of the Company, as of December 31, 2000 are set forth below (see "SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS").

MULTIPLE COPIES OF ANNUAL REPORT

     The Company's 2000 Annual Report to Stockholders, including financial statements, has been mailed to stockholders with these proxy materials. If more than one copy of the Annual Report was sent to your address and you wish to reduce the number of reports you receive and save the Company the cost of producing and mailing these reports, we will discontinue the mailing of reports on the accounts you select. At least one account at your address must continue to receive the Annual Report. Mailing of dividends, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue multiple mailings of the Annual Report. To discontinue or resume the mailing of an Annual Report to an account, write to the Assistant Secretary c/o the Company at P.O. Box 269, 55 Union Boulevard, Totowa, NJ 07511-0269, or call Jeannette Chardavoyne at 973-942-1111, ext. 1033.

     If you own your shares through a nominee and receive more than one of the Company's Annual Reports, contact the nominee to eliminate duplicate mailings.

COST OF PROXY SOLICITATION

     The Company will bear the costs of soliciting proxies. Proxies may be solicited on the Company's behalf by directors, officers or employees of the Company (without compensation other than their regular compensation) in person or by telephone, facsimile or other electronic means. In accordance with SEC regulations, the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock.

STOCKHOLDER ACCOUNT MAINTENANCE

     The Company's transfer agent is First City Transfer Company. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer Shares and similar issues can be handled by writing to First City Transfer Company, P.O. Box 170, Iselin, NJ 08830 Attn: Ms. Kathy Zaleske, or call at 732-906- 9227, ext. 14.

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                            GOVERNANCE OF THE COMPANY
--------------------------------------------------------------------------------

     Under the New Jersey Business Corporation Act and the Company's Bylaws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed about the Company's business through discussions with the chairman and officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

     The Board meets monthly on a regular basis and may also have special meetings. During fiscal 2000 the full Board held 12 meetings and the committees held a total of 54 meetings. No director attended fewer than 75% of the total number of meetings held during fiscal 2000 of the full Board and committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2000 the Board of Directors had five ongoing committees: the Executive Committee, the Management Coordinating Committee, the Audit Committee, the Insurance Committee and the Stock Option Committee.

     The Executive Committee is comprised of the Chairman, the Vice Chairman, the President and three additional members proposed by the Chairman and appointed by the Board. The Executive Committee may exercise the powers of the full Board in the management of the Company's business and affairs, except for major actions such as Bylaw amendments, unless otherwise provided by a resolution of a majority of the whole Board. The Executive Committee met 14 times during 2000.

     The Management Coordinating Committee is comprised of the Vice Chairman, the President and such additional members as are recommended by the Chairman and approved by the Board. This Committee's duties are to coordinate the management and operations of the Company's subsidiaries and to recommend, to the full Board and the Executive Committee, policies relating to the operation of the subsidiaries, with a view to providing uniformity, where appropriate. This Committee met 32 times during 2000.

     The Audit Committee is presently comprised of 5 members (there is currently a vacancy), including at least one director of each of the Company's 3 subsidiary banks. At least a majority of the members of the Audit Committee are directors of the Company. The Audit Committee's functions and activities during 2000 are described below under the heading "Report of the Audit Committee." During fiscal 2000 the Board of Directors examined the composition of the Audit Committee in light of the adoption by the Nasdaq Stock Market, Inc. of rules governing audit committees. Based upon this examination, the Board determined that 4 members of the Committee were "independent" within the meaning of the Nasdaq rules applicable to fiscal 2000. Its other member, John L. Soldoveri, was CEO of the Company through April 1999. The Audit Committee met 3 times during 2000.

     The Insurance Committee reviews the Company's insurance needs and approves insurance policies issued to the Company. This committee met twice in 2000.

     The Stock Option Committee grants options under, and otherwise administers, the 1996 Employee Stock Option Plan. This Committee also makes recommendations to the Board concerning matters relating to other stock options which may be granted by the Company. Such Committee met 3 times during 2000.

     The Company's directors served as directors of various bank subsidiaries. In that capacity the Board members also served on various committees of the Boards of Directors of the bank subsidiaries and through these committees coordinated the functions of the Company and the banks.

REPORT OF THE AUDIT COMMITTEE

     The audit functions of the Audit Committee are focused on three areas:

     - the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements and other financial information provided by the Company to the public or any governmental body.

     - the independence and performance of the Company's internal auditors and independent auditors.

     -  the Company's compliance with legal and regulatory requirements.

     We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent accountants and with appropriate Company financial personnel and internal auditors. We regularly meet privately with both the independent accountants and the internal auditors, each of whom has unrestricted access to the Committee. We also recommend to the Board the appointment of the external independent accountants and review periodically their performance and independence from management. In addition, the Committee reviews the Company's financing plans and reports its recommendations to the full Board for approval and to authorize action.

     Four of the current members of the Committee are "independent" for purposes of the Nasdaq National Market listing standards. The fifth member, John L. Soldoveri, was CEO of the Company through April 1999. The Board of Directors has determined that none of us has a relationship to the Company that may interfere with our independence from the Company and its management.

     The Board has adopted a written charter setting out the Committee's audit-related functions. A copy of that charter, as updated in February, 2001, is attached to this Proxy Statement as Appendix A.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

     The Company's independent accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the Company's financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Company's audited financial statements for the year ended December 31, 2000, and we met with both management and Grant Thornton LLP, the Company's external independent accountants, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

     We have received from and discussed with Grant Thornton LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with Grant Thornton LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Audit Fees and Related Matters

     Audit Fees: The Company was billed $66,700 for the audit of the Company's annual financial statements for the year ended December 31, 2000 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during 2000.

     Financial Information Systems Design Implementation Fees: The Company was billed $-0- for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services rendered by the Company's principal accountant during fiscal 2000.

     All Other Fees: The Company was billed $84,050 for nonaudit services (other than the nonaudit services described above) rendered by the Company's principal accountant during fiscal 2000.

     All Other Matters: The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other nonaudit services is compatible with maintaining the independence of the Company's principal accountant.

     Of the time expended by the Company's principal accountant to audit the Company's financial statements for fiscal 2000, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.

     Based on these reviews and discussions, we recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2000.

M.A. Bramante, Chairman              John L. Soldoveri               Egon Fromm
Charles Volpe                        Alfred R. Urbano

COMPENSATION OF DIRECTORS

     The Company compensates its nonemployee directors through a combination of cash fees, periodic grants of stock options and a non-qualified retirement plan (see "Directors' Retirement Plan" below). Nonemployee directors may elect to defer payment of their cash fees pursuant to a deferral (see "Directors' Deferred Compensation Plan" below). Nonemployee directors are also compensated for attending meetings of the respective Boards of the subsidiary banks of which they are directors and committees of the bank boards.

     During fiscal 2000 the Company's nonemployee directors were compensated for services rendered in that capacity at the rate of $500 per full board meeting attended and $200 for each committee meeting attended. In addition, each nonemployee director was paid a stipend of $2,000 at the beginning of 2000. The Company paid a total of $75,000 to its nonemployee directors for 2000 in those capacities. Fees for 2001 remain the same.

     During 2000 Great Falls Bank's nonemployee directors were compensated $500 for each meeting of the Board of Great Falls Bank attended and $200 for each committee meeting attended, as well as an annual stipend of $2,000. As Chairman Mr. Soldoveri will receive an additional stipend of $1,000 per month. The Audit Committee Chairman receives an additional stipend of $200 per month. Great Falls paid a total of $149,500 in directors fees during 2000 to all nonemployee directors of Great Falls for acting in those capacities, of which $87,400 was paid to those Bank directors who are also nonemployee directors of the Company. Fees for 2001 meetings remain the same.

     During 2000 Bergen Commercial Bank's nonemployee directors were compensated $500 for each Board meeting attended. Such bank directors were also compensated $200 for each committee meeting attended and an annual stipend of $2,000. As Chairman, Mr. Bruno, will receive an additional stipend of $1,250 per month. Bergen Commercial paid a total of $94,000 in directors fees during 2000 to all of its nonemployee directors for acting in those capacities, of which $49,500 was paid to those Bank directors who are also nonemployee directors of the Company. Fees for 2001 will remain the same.

     No fees were paid during fiscal 2000 to the directors of the Company's third bank subsidiary, Rock Community Bank.

DIRECTORS' RETIREMENT PLAN

     During 1999 the Company established a noncontributory non-qualified retirement plan for nonemployee directors of the Company, Great Falls Bank and Bergen Commercial Bank ("Directors' Retirement Plan"). The Directors' Retirement Plan is designed to provide a benefit to those nonemployee directors who, at retirement age, will have a minimum of 15 years of service on their respective Board(s) of which at least 5 years occur after establishment of the Directors' Retirement Plan. Each participant's Retirement Benefit is 75% of his projected annual board fees earned in the year prior to his normal retirement date (the later of age 65 or five years of plan participation), using actual 1997 fees earned plus assumed increases in such fees based upon annual compounding at the rate of 5%, subject to a maximum amount specified in each participating director's Joinder Agreement. In the event of the director's disability prior to attaining his benefit eligibility date, the director may request that the Board permit him to receive an immediate disability benefit equal to the annualized value of the director's accrued benefit and payable monthly over a 10-year period. In the event of a director's death prior to attainment of his benefit eligibility date, the director's beneficiary is entitled to a monthly survivor benefit payable for a 10-year period. If the director's services are terminated following a "change-in-control" (as defined), the director is entitled to receive his full retirement benefit, commencing 30 days after such termination.

     All nonemployee directors of the Company except for Messrs. Soldoveri and Waldman are participants in the Directors' Retirement Plan. If the participating directors continue to serve as directors and retire at their benefit eligibility dates (the later

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

of 65 or five years of plan participation), the estimated annual pensions payable to them under the plan would be as follows: Dr. Bramante, $12,421; Mr. Bruno, $67,858; Mr. Ferguson, $11,693; Mr. Lobosco, $13,150; Mr. Volpe, $23,099;
and Mr. Urbano, $15,085. These amounts are payable in monthly installments over ten years certain. Other actuarially equivalent forms of payment are optionally permitted.

DIRECTORS' DEFERRED COMPENSATION PLAN

     Effective January 1, 1999 the Company also established a deferred compensation plan for nonemployee directors of the Company, Great Falls Bank and Bergen Commercial Bank ("Deferred Compensation Plan"). A participating director may defer payment of a specified amount up to 100% of his or her monthly board fees and/or stipend (as a director of both the Company and a subsidiary bank) using board fees actually earned during 1997. Amounts deferred earn interest at the rate of 10% per annum. At retirement, the benefit under the Deferred Compensation Plan is payable in the form of a monthly annuity for 10 years. In the event of the director's disability prior to attainment of his benefit eligibility date, the director may request that the Board permit him to receive an immediate disability benefit equal to the annuitized value of the director's deferral account and payable monthly over a 10-year period. In the event of a director's death prior to attainment of his benefit eligibility date, the director's beneficiary is entitled to a monthly survivor benefit payable for a 10-year period. The Deferred Compensation Plan also provides a $10,000 death benefit payable to the director's beneficiary. All nonemployee directors of the Company except for Messrs. Soldoveri and Waldman are participating in the Deferred Compensation Plan.

     No stock options were granted to nonemployee directors during 2000. During 2000, Directors Irwin and Soldoveri exercised stock options granted before 2000.

     The following table summarizes cash compensation earned during 2000 by the Company's directors other than Messrs. Soldoveri, Irwin and Campbell. (Information regarding those three executive directors is presented in the tables below regarding executive compensation--see "Executive Compensation and Other Benefits" and "Aggregated Option Exercises and Year-End Option Values".) Meeting fees primarily include fees paid for attending meetings of the Company, its bank subsidiaries and their committees.. The table also presents information about options held at the end of 2000. None of the indicated directors exercised any stock options during fiscal 2000.

                      DIRECTOR COMPENSATION FOR FISCAL 2000

                                                Number of Shares      Dollar Value of Unexercised in-
                               Cash          Underlying Unexercised        the-Money Options at
                           Compensation    Options at Fiscal Year End       Fiscal Year End (1)
                         ----------------  --------------------------      --------------------
                             Meeting            Exercisable (E)/             Exercisable (E)/
        Name             Fees & Other ($)       Unexercisable (U)            Unexercisable (U)
--------------------     ----------------       -----------------            ----------------

M. A. Bramante               $20,800                2,872 (E)                   $ 7,158 (E)
                                                    4,812 (U)                    11,994 (U)

Anthony M. Bruno, Jr.        $60,000 (2)           53,360 (E)                  $133,000 (E)
                                                   80,042 (U)                   199,505 (U)

William T. Ferguson          $14,400                2,231 (E)                   $ 5,561 (E)
                                                    4,813 (U)                    11,996 (U)

Joseph A. Lobosco            $24,200                2,234 (E)                   $ 5,568 (E)
                                                    4,809 (U)                    11,986 (U)

Alfred R.  Urbano            $20,000                3,191 (E)                   $ 7,954 (E)
                                                    4,813 (U)                    11,996 (U)

Charles J. Volpe             $27,000                3,191 (E)                   $ 7,954 (E)
                                                    4,813 (U)                    11,996 (U)

David Waldman                 $7,500                   -0-                          -0-

(1) All unexercised options were "in-the-money" at the end of 2000. The year-end values of such options have been calculated as the difference between (a) $8.8125, the value of shares subject to such options using the mean between the closing bid and asked prices per share of the Common Stock on December 31, 2000, as quoted by the Nasdaq National Market, and (b) the aggregate price payable on exercise of options.

(2)  Includes $21,000 annual stipends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The building in which the Company's offices and Great Falls Bank's main branch are situated is owned by Anjo Realty, a partnership in which Mr. Soldoveri, the Company's Chairman of the Board, has a 51% interest, and Mr. Bruno, the Company's Vice Chairman, has a 14% interest. The rent paid in 2000 was $226,035.

     The Company provides a liability insurance policy for the officers and directors of the Company and its bank subsidiaries. Coverage is provided by a policy issued by a major insurance company in the aggregate amount of $5,000,000, with a standard deductible amount per claim. The policy also insures the Company against amounts paid by it to indemnify directors and officers. The 2000 premium for the policy was $25,707.

     Directors and officers of the Company and their associates were customers of and had transactions with the subsidiary banks during 2000, and it is expected that they will continue to have such transactions in the future. All deposit accounts, loans and commitments comprising such transactions were made in the respective banks' ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management did not involve more than normal risks of collectibility or present other unfavorable features. At December 31, 2000, the total amount of loans outstanding from Great Falls Bank, Bergen Commercial Bank and Rock Community Bank to the executive officers and directors of the Company and their affiliates was $9,272,583 which represented 23.05% of the Company's consolidated stockholders' equity on that date. At that date, Great Falls Bank, Bergen Commercial Bank and Rock Community Bank in the aggregate also had commitments to extend credit under revolving lines of credit, totaling $600,643 at various rates, to the Company's directors, executive officers and their affiliates.

                   SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following table sets forth information concerning beneficial ownership of Common Stock on December 31, 2000 by each director and executive officer of the Company and by all such persons as a group. All such persons have an address c/o the Company at P.O. Box 269, 55 Union Boulevard, Totowa, New Jersey 07511-0269. All shares of a named person are deemed to be subject to that person's sole voting power and sole investment power unless otherwise indicated.

         NAME OF                     AMOUNT AND NATURE OF
    BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP*    PERCENT OF CLASS*
------------------------            ----------------------    -----------------
M. A. Bramante                            167,687 (a)               2.54%
Anthony M. Bruno, Jr.                     131,019 (b)               1.99%
C. Mark Campbell                          156,827 (c)               2.38%
William T. Ferguson                        61,304 (d)               0.93%
George E. Irwin                           228,618 (e)               3.46%
Joseph A. Lobosco                          66,419 (f)               1.09%
John L. Soldoveri                         567,721 (g)               8.63%
Alfred R. Urbano                          204,287 (h)               3.10%
Charles J. Volpe                           82,056 (i)               1.24%
David Waldman                              30,744 (j)               0.47%
Erwin D. Knauer                            23,207 (k)               0.35%
Naqi A. Naqvi                              11,907 (l)               0.18%
All directors and executive
officers as a group (12 in number
including individuals named             1,738,910 (a)-(m)          26.35%
above).

(*) Based on 6,317,679 shares issued and outstanding on December 31, 2000. Beneficially owned shares also includes shares (i) owned by a spouse, minor children or by relatives sharing the same home, (ii) owned by entities owned or controlled by the named person, and (iii) with respect to which the named person has the right to acquire such shares within 60 days by the exercise of any right or option. In accordance with SEC beneficial ownership computation rules, the percentage of common stock beneficially owned by a person or group assumes the exercise of options held by such person or group but the nonexercise of options held by all other persons.

(a) Includes 127,836 shares held by Dr. Bramante's IRA, 28,439 shares held by his wife, and 4,476 shares subject to stock options.

(b) Includes 80,041 shares subject to stock options, 12,029 shares held in Mr. Bruno's IRA and 37,847 shares held by his wife.

(c) Includes 65,791 shares held subject to stock options, 30,915 shares held in the Company's 401K Plan, 5,196 shares held in Mr. Campbell's IRA, 5,085 shares held jointly with a family member and 500 shares held by wife. Also includes 3,852 shares held by a trust of which Mr. Campbell is a trustee; Mr. Campbell disclaims beneficial ownership of all of the shares held by such trust.

(d) Includes 551 shares held by Mr. Ferguson's wife, 3,838 shares subject to stock options, and 5,408 shares owned by a corporation of which Mr. Ferguson is a stockholder. Mr. Ferguson disclaims beneficial ownership of one-half of the shares held by the corporation, or 2,704 shares.

(e) Includes 87,579 shares subject to stock options, 14,627 shares held jointly with Mr. Irwin's wife, 14,573 shares held in the Company's 401K Plan, and 3,458 shares owned by a corporation.

(f) Includes 22,774 shares owned by Mr. Lobosco's wife and 3,838 shares subject to stock options.

(g) Includes 96,936 shares owned by Mr. Soldoveri's wife, 15,710 shares in an IRA, and 1,601 shares subject to stock options.

(h)    Includes 4,788 shares subject to stock options.

(i) Includes 6,934 shares held in Mr. Volpe's IRA, 5,289 shares held jointly with his wife, 1,657 held by his wife, 4,794 shares subject to stock options and 5,512 shares held by a partnership. Mr. Volpe disclaims beneficial ownership of one-half or 2,756 shares held by such partnership.

(j)    Includes 10,424 shares held by Mr. Waldman's wife.

(k) Consists of 22,050 shares subject to stock options and 1,157 shares held jointly with Mr. Knauer's wife.

(l) Includes 2,834 shares subject to stock options and 2,379 shares held in Mr. Naqvi's 401K Plan.

(m) The total for all directors and executive officers includes 281,631 shares subject to stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of holdings and transactions in Common Stock with the SEC. Based on Company records and other information, the Company believes the directors and executive officer indicated in the following table failed to file on a timely basis one or more reports which they were required to file with respect to transactions in Common Stock during fiscal 2000 (or earlier to the extent not included in the 2000 Proxy Statement). The Company is not aware of any failure to file a required report.

    Name of Reporting Person     No. of Late Reports         No. of Transactions
    ------------------------     -------------------         -------------------
       Naqi A. Naqvi                      1                           1
       John L. Soldoveri                  1                           6
       Charles J. Volpe                   1                           4


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

       The Company has selected Grant Thornton LLP as its principal accountant for fiscal 2000-2001. Grant Thornton LLP has acted as the Company's principal accountant since 1996. It is expected that a representative of Grant Thornton LLP will be present at the Annual Meeting, and that the representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

       Stockholders of publicly-held companies make proposals from time to time for consideration by stockholders, although no such proposals have been made in the past for presentation to the Company's stockholders. Some proposals may be withdrawn by the proponent or are otherwise excludable. Any stockholder who intends to present a proposal at the annual meeting in the year 2002, and who wishes to have the proposal included in the Company's proxy statement for that meeting, must deliver the proposal to the Corporate Secretary at the above address not later than November 14, 2001. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

--------------------------------------------------------------------------------
                         ITEM 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

       The Board of Directors is divided into three classes whose terms expire at successive annual meetings. The number of directors in each class is to consist, as nearly as may be, of one-third of the number of directors constituting the whole Board. For the coming year the Board of Directors has fixed the total number of directors at ten. Three persons are to be elected at the Meeting for three-year terms, to succeed three of the present directors whose terms expire at the Meeting. The terms of the remaining seven directors will continue beyond the Meeting. The Board has proposed the following nominees, all of whom are members of the present Board, for election as directors at the
Meeting:

   NOMINEES FOR ELECTION AS DIRECTORS WITH THREE-YEAR TERMS EXPIRING IN 2004:

                              ANTHONY M. BRUNO, JR.
                                 GEORGE E. IRWIN
                                ALFRED R. URBANO

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

    Other nominations may be made pursuant to the Company's Bylaws, which require, among other things, advance written notice to the Chairman of the Board of the Company. Any such nomination shall be delivered or mailed not less than 14 days prior to the Meeting, that is, on or before April 3, 2001. However, if less than 21 days' notice of the Meeting is given to stockholders, then such nomination shall be mailed or delivered to the Chairman not later than the close of business on the seventh day following the day on which the Notice for the Meeting was mailed.

    The Company's Bylaws permit the Board of Directors to increase the number of directors by not more than two members, and to fill the vacancies created by such increase, between Annual Meetings of Stockholders. In the event of any such increase in the number of directors by the Board, the terms of the directors filling such vacancies shall be fixed by the Board in such manner as to result in each class consisting, as nearly as may be, of one-third of the number of directors then constituting the whole Board as so increased. A director elected by the Board to fill a vacancy created in such manner will serve only until the next Annual Meeting of Stockholders, at which time the stockholders will elect such director's successor for the succeeding term, or if applicable, for the remaining portion of the full term previously fixed by the Board. The Board of Directors has no plans at the present time to make any such increase and fill vacancies prior to the Meeting.

    The persons named as proxies in the Proxy Cards solicited by the Board will vote for the election of the three nominees named in this Proxy Statement. If any nominee is unable to serve, the Shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time the Board knows of no reason why any nominee might be unable to serve.

    The following pages describe the principal occupation, age as of the Record Date and certain other information regarding each nominee for election as a director at the Meeting and other directors whose terms of office will continue after the Meeting.

NOMINEES FOR TERMS EXPIRING IN 2004

    ANTHONY M. BRUNO, JR., Director and Vice Chairman of the Board of Directors of the Company since 1995; Chairman of the Board of Bergen Commercial Bank since 1987; a founding director of the Company and Great Falls Bank in 1985, positions from which he resigned in 1987 when Bergen Commercial Bank was formed. Member of Executive Committee, Management Coordinating Committee, Audit Committee and Insurance Committee. Senior Partner, Bruno, DiBello & Co., L.L.C. (Certified Public Accountants). Minority partner in Anjo Realty (real estate investments). Mr. Bruno is a nephew of Mr. Soldoveri and is Mr. Campbell's brother-in-law.
Age: 46.

    GEORGE E. IRWIN, Director of both the Company and Great Falls Bank since 1987; President and Chief Executive Officer of the Company since 1999; President and Chief Operating Officer of the Company 1995-1999; Vice President of the Company, 1987-1995; President and Chief Executive Officer of Great Falls Bank since 1987; Executive Vice President, Treasurer, and Senior Loan Officer of Great Falls Bank during 1986. Member of Executive Committee and Management Coordinating Committee. Age: 57.

    ALFRED R. URBANO, Director of the Company and Great Falls Bank from 1986 through mid-1997 and 1998-present. President, Rubicon Realty Corp. (real estate investment) since 1980. Age: 54.


DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002

    C. MARK CAMPBELL, Director and Executive Vice President of the Company since 1995; Director, President and Chief Executive Officer of Bergen Commercial Bank since 1987. Member of Management Coordinating Committee. Mr. Campbell is Mr. Bruno's brother-in-law. Age: 50.

    JOSEPH A. LOBOSCO, Director of both the Company and Great Falls Bank since 1990. Member of Insurance Committee. Retired in 1994 as Senior Partner of Joseph Lobosco & Sons (insurance agency) of which he had been a partner since 1961.
Age: 66.

    JOHN L. SOLDOVERI, Chairman of the Board of Directors; Chief Executive Officer of the Company until 1999; President of the Company from 1985 until the end of 1995; a founding director of both the Company and Great Falls Bank since 1985. Member of Executive Committee, Audit Committee and Insurance Committee. President of both Soldoveri Agency and Rhodes Agency, Inc. (real estate brokerage and insurance agencies) for many years until 1991, Vice President of both since 1991. Controlling partner of Anjo Realty (real estate investments) since 1980, and active investor in real estate, directly and through various entities. Mr. Soldoveri is Mr. Bruno's uncle. Age: 76.

    CHARLES J. VOLPE, Director of the Company since 1995; director of Bergen Commercial Bank since 1987. Member of Audit Committee and Stock Option Committee. Chief executive officer, J.P. Patti Company (roofing). Age: 63.


DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003

    M. A. BRAMANTE, a founding director of both the Company and Great Falls Bank since 1985. Chairman of Audit Committee; Member of Executive Committee and Stock Option Committee. Retired orthodontist--formerly President of M.A. Bramante, D.D.S., P.A., 1960-1996. Age: 68.

    WILLIAM T. FERGUSON, a founding director of both the Company and Great Falls Bank since 1985. Member of Stock Option Committee. Owner, Siam Garden Restaurant, Boca Raton, Florida, from 1997 to 2000. Vice President, Ted Car, Inc. (auto wholesaler) since 1977. Age: 58.

    DAVID WALDMAN, a director of both the Company and Rock Community Bank since 1999. Lawyer, Waldman, Renda & Mc Kinney. Age 61.

EXECUTIVE OFFICERS

    The following table provides certain information about the Company's current executive officers.

                                                                       Age as of      Year First Elected
Name                        Office                                    Record Date     to Current Office
---------------------       -------------------------------------  ----------------   ------------------
John L. Soldoveri           Chairman                                      76                 1985
Anthony M. Bruno, Jr.       Vice Chairman                                 46                 1995
George E. Irwin             President and Chief Executive Officer         57                 1995
C. Mark Campbell            Executive Vice President                      50                 1995
Erwin D.  Knauer            Executive Vice President                      55                 1999
Naqi A. Naqvi               Treasurer                                     44                 1987

    Certain information is set forth above regarding the business background of Messrs. Soldoveri, Bruno, Campbell and Irwin, all of whom are directors of the Company.

    Before joining the Company as Executive Vice President in mid-1999, Mr. Knauer was President of The Ramapo Bank, of Wayne, New Jersey as well as being a director and Senior Vice President of its parent, Ramapo Financial Corporation.

    Mr. Naqvi has served as Treasurer and Chief Financial Officer of the Company and Great Falls Bank for more than eleven years.

--------------------------------------------------------------------------------
                    EXECUTIVE COMPENSATION AND OTHER BENEFITS
--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

    The following table summarizes compensation during the years ended December 31, 2000, 1999 and 1998 earned by or awarded to the Company's Chief Executive Officer and its other executive officers whose total salary and bonus in 2000 exceeded $100,000.

                                                                                                              LONG TERM
                                                             ANNUAL COMPENSATION                            COMPENSATION
                                          ----------------------------------------------------------       ---------------
            NAME AND PRINCIPAL                                                        OTHER ANNUAL          STOCK OPTIONS
              POSITION IN 2000             YEAR       SALARY($)      BONUS ($)      COMPENSATION ($)       AWARDED (#) (1)
---------------------------------     --------------  ---------      ---------      ----------------       ---------------

JOHN L. SOLDOVERI                          2000           -              -              42,655 (2)                -0-
Chairman of the Company                    1999           -              -              35,600 (2)                -0-
                                           1998           -              -              27,525 (2)                -0-

GEORGE E. IRWIN                            2000        210,000           -              96,206 (3)                -0-
President and CEO of the Company           1999        195,000           -             137,307 (3)                -0-
and Great Falls Bank                       1998        176,538           -             117,147 (3)               4,410

C. MARK CAMPBELL                           2000        169,785           -              59,679 (4)                -0-
Executive Vice President of the            1999        161,700           -              57,430 (4)                -0-
Company and President and CEO of           1998        154,000           -              46,511 (4)               4,410
Bergen Commercial Bank

ERWIN D. KNAUER                            2000        169,785           -              20,209 (5)                -0-
Executive Vice President of the            1999         80,850           -                  -                   55,125
Company and President and  CEO of
Greater Community Services, Inc.

(1) The numbers of shares underlying stock options awarded in 1998 and 1999 have been adjusted to reflect subsequently paid stock dividends.

(2) Primarily represents fees paid for attendance at meetings of the Board of Directors of Great Falls Bank and committees of that Board. Also includes stipends aggregating $16,000, $16,000 and $12,000 during 2000, 1999 and 1998, respectively, and compensation of $4,655 realized upon exercise of stock options during 2000.

(3) Includes employer contributions to 401K Plan ($25,935 for 2000, $24,982 for 1999, and $25,221 for 1998). Also includes auto allowances aggregating $10,800 for each year; accrual for 2000 under Supplemental Executive Retirement Plan in the amount of $54,451 for 2000 and $47,572 for 1999; term life insurance benefits valued at $3,432 for 1998; and compensation realized on exercise of stock options of $5,020 in 2000, $53,953 in 1999 and $77,693 in 1998.

(4) Includes auto allowances of $10,800 for each year; accrual for 2000 under Supplemental Executive Retirement Plan in the amount of $24,150 for 2000 and $21,100 for 1999; term life insurance benefits valued at $10,504 for 1998; and employer contributions to 401K Plan of $24,729, $25,530, and $25,207 for 2000, 1999, and 1998, respectively.

(5) Includes auto allowances of $10,800 for 2000 and $5,400 for 1999 and employer contribution to 401K Plan of $9,409 for 2000.

EXECUTIVE COMMITTEE OF BOARD OF DIRECTORS
REPORT ON EXECUTIVE COMPENSATION

    The Executive Committee of the Company's Board of Directors acts as its Compensation Committee. All of the Executive Officers of the Company are also executive officers of one or more subsidiaries of the Company. These executive officers devote a substantial portion of their time to, and receive their salary and bonuses where applicable, from such subsidiaries. The banking subsidiaries each have Personnel and/or Compensation Committees that make recommendations to their respective Boards of Directors. The compensation of the President and CEO of each banking subsidiary and Greater Community Services are subject to review and approval by the Board of Directors of the Company.

    All members of the Executive Committee are independent directors with the exception of Mr. Irwin, who does not vote on issues relating to his compensation or that of the Presidents of the other banking subsidiaries.

    The Company's policy with respect to executive compensation is one which seeks to compensate its executives fairly and adequately for their responsibilities, taking into account (i) the performance and profitability of the operating unit for which the executive is responsible (except in the case of the Company's Chief Executive Officer, who in addition to the performance and profitability of the banking subsidiary for which he is responsible, is responsible for the profitability of the Company as a whole), (ii) the profitability of the Company as a whole, and (iii) prevailing levels of compensation for executives of other institutions in New Jersey with comparable responsibilities and experience. Confidential surveys of trade organizations are utilized to assess the competitive market place generally, and peer groups specifically. It is the Company's goal to remain competitive in an expanding financial services market, and to enhance shareholder value by retaining experienced, productive executives. Budgetary targets approved by the Company's Board as well as the Board of each operating subsidiary are also utilized.

    In fixing executive compensation, the Committee takes into consideration the total compensation and benefit packages of the executives including insurance programs, the Company's matching contribution to its 401(k) Plan, the Supplemental Executive Retirement Plans (SERPs) adopted in 1999 for the CEO's of Great Falls Bank and Bergen Commercial Bank, and options granted by the Company's Stock Option Committee under the Company's Stock Option Plans for employees. The value and number of such options are considered by the Committee as part of its long-term compensation strategy aimed at more directly relating overall executive compensation to increased shareholder values.

    This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  Greater Community Bancorp Executive Committee
       ------------------------------------------------------------------

       John L. Soldoveri, Chairman                Anthony M. Bruno, Jr.
       George E. Irwin                            Alfred R. Urbano
       M.A. Bramante                              Charles J. Volpe

PERFORMANCE GRAPH

    The line graph below compares the annual percentage change in the cumulative return to the holders of the Company's common stock with the cumulative return of the Nasdaq Financial Institutions and the Nasdaq Bank Stock Indices for the five year period ending on December 31, 2000. The graph assumes a $100 investment on December 31, 1995 and reinvestment of all dividends in the Company's common stock or index, as applicable. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock performance.

                            [GRAPHIC CHART OMITTED]

                                  12/31/1995    12/31/1996    12/31/1997    12/31/1998    12/31/1999   12/31/2000
                                  ----------    ----------    ----------    ----------    ----------   ----------

 GREATER COMMUNITY BANCORP            100          158          203             251          214          220

 Nasdaq Bank Stock                    100          132          221             220          211          241

 Nasdaq Financial Institutions        100          128          196             191          189          207

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

    No options were granted to the named executive officers during 2000. Only Mr. Soldoveri and Mr. Irwin exercised any options during 2000.

    The following table sets forth information with respect to Mr. Soldoveri's and Mr. Irwin's exercises of stock options during 2000 and unexercised options held by the named executive officers on December 31, 2000.

                                                                 NUMBER OF SHARES
                                                              UNDERLYING UNEXERCISED  DOLLAR VALUE OF UNEXERCISED
                                                                    OPTIONS AT                IN-THE-MONEY
                                                                  FISCAL YEAR END    OPTIONS AT FISCAL YEAR END (1)
                                                                 -----------------   ------------------------------
                           # OF SHARES
                           ACQUIRED ON          VALUE            EXERCISABLE (E)/           EXERCISABLE (E)/
         NAME               EXERCISE         REALIZED ($)        UNEXERCISABLE (U)         UNEXERCISABLE (U)
------------------------   ----------       -------------        -----------------         -----------------

John L. Soldoveri             3,041            $4,655                 -0-  (E)                $  -0-   (E)
                                                                     4,813 (U)                 11,997  (U)

George E. Irwin                887             $5,020               49,285 (E)                $120,117 (E)
                                                                    70,435 (U)                 170,566 (U)

C.  Mark Campbell              n/a               n/a                43,565 (E)                $105,860 (E)
                                                                    67,567 (U)                 157,509 (U)

Erwin D. Knauer                n/a               n/a                11.025 (E)                ( 3,831) (E)
                                                                    44,100 (U)                (15,325) (U)

(1) All unexercised options held by the named individuals other than Mr. Knauer, were "in-the-money" at the end of 2000. The year-end values of such options have been calculated as the difference between (a) $8.8125, the value of shares subject to such options using the mean between the closing bid and asked prices per share of the Common Stock at the close of business on December 31, 2000, as quoted by the Nasdaq National Market, and (b) the aggregate price payable on exercise of the options.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

    The Company, Bergen Commercial Bank and Great Falls Bank adopted Supplemental Executive Retirement Plans ("SERPs") effective January 1999. The SERPs are designed to provide Mr. Campbell and Mr. Irwin, as Presidents of the principal bank subsidiaries, a benefit equal to the difference between (i) 70% of their respective highest average three consecutive years of annual salary at retirement and (ii) the benefits in fact provided from the respective subsidiary bank's funding of tax-qualified retirement plans (such as the 401K Plan). Under the SERPs, the amount of benefit to which each executive would be entitled has been actuarially determined to be $111,989 for Mr. Campbell and $98,913 for Mr. Irwin upon retirement at age 65. The benefit will be paid over 15 years. Each bank established a rabbi trust which purchased life insurance policies on each executive's life in order to ensure that the bank can satisfy its obligation under the SERP. Each bank makes annual contributions, in an amount equal to the expense accrual under the SERP, into a secular trust for the benefit of each executive. In the event of the executive's termination of employment within 36 months of a change in control of the bank, the bank is required to make contributions to the secular trust from its general assets or from the assets held by the rabbi trust which, when added to the remaining assets in the secular trust, are sufficient to fund the supplemental retirement income benefit.

CERTAIN AGREEMENTS

    Effective July 31, 1998, the Company and Great Falls Bank entered into an agreement to continue Mr. Irwin's employment as President and Chief Operating Officer of the Company and President and Chief Executive Officer of Great Falls Bank. The agreement provides for an initial term of two years at an annual base salary of not less than $170,000, plus an auto allowance of not less than $900 per month and certain other benefits.

    Effective at the same time, the Company and Bergen Commercial Bank entered into an agreement to continue Mr. Campbell's employment as Executive Vice President of the Company and President and Chief Executive Officer of Bergen

Commercial Bank. Such agreement provides for an initial term of two years at an annual base salary of not less than $154,000, plus an auto allowance of not less than $900 per month and certain other benefits.

    The annual base salaries may be increased during the terms of the respective agreements. Both employment agreements provide for automatic annual renewals on the anniversary of the effective date for further two-year terms. In the event of a termination of employment without "just cause" (as defined in the agreements), either officer would be entitled to receive, as a severance benefits, continued payments of his then base salary for the remaining term of his agreement, including any extensions or renewals. The severance benefit is not payable, however, during a time that the officer competes with the Company or his bank employer in the manner and within the geographical area described in the agreement. Such noncompetition covenant also applies if the officers voluntarily terminate their employment. In the event of certain terminations of employment within 12 months after a "change of control" (as defined) of the Company or the officer's bank employer, such officers are generally entitled to receive twice their base annual compensation less amounts paid after the change of control.

    Effective July 1, 1999, the Company entered into an agreement with Erwin D. Knauer to employ Mr. Knauer as Executive Vice President of the Company and as President and CEO of the Company's nonbank subsidiary Greater Community Services, Inc. Mr. Knauer's employment agreement has no stated term and is "at will." In the event of a termination of Mr. Knauer's employment without his consent and without "just cause" (as defined) within 12 months after a "change of control" (as defined) of the Company, Mr. Knauer is generally entitled to be paid twice his base annual compensation less base compensation paid after the change of control. Mr. Knauer is also entitled to such benefits if he voluntarily terminates his employment within 12 months after a change of control, if he is required to move his personal residence, if his new duties and responsibilities are substantially inconsistent with those normally associated with his position and/or title at the time the change of control occurs, or if his responsibilities or authority are materially reduced.

--------------------------------------------------------------------------------
               ITEM 2--APPROVAL OF 2001 EMPLOYEE STOCK OPTION PLAN
--------------------------------------------------------------------------------

GENERAL

    The Board of Directors recommends that stockholders approve the Greater Community Bancorp 2001 Employee Stock Option Plan (the "Employee Plan"), which the Board unanimously adopted on February 20, 2001, subject to stockholder approval.

    The Employee Plan provides for the granting of incentive stock options
(ISOs), nonqualified stock options (NQSOs) and stock appreciation rights (SARs) to employees, including officers who are employees, of the Company and its subsidiaries. A SAR is a contractual right to receive, either in cash or stock, the appreciation in the value of a certain number of Shares over a specified period of time. The economic value of an exercisable SAR is measurable by the difference between the option price and the fair market value of the number of Shares subject to the SAR. To facilitate a participant's financial ability to exercise stock options and, in the case of an NQSO, to pay income taxes attributable to the exercise of an option, SARs may be granted in tandem with stock options (Tandem SARs) or separately from stock options (Non-Tandem SARs). The Plan also provides discretionary authority for loans to participants in connection with their exercise of options.

    The maximum number of Shares and Non-Tandem SARs that may be made subject to options under the Employee Plan is 300,000.

    Adoption of the Employee Plan is subject to approval by the affirmative vote of the holders of a majority of the outstanding Shares present or represented, and entitled to vote, at a meeting of the Company's stockholders duly held in accordance with New Jersey laws.

    The following is a summary of the principal features of the Employee Plan. A copy of the Employee Plan is being filed with the Securities and Exchange Commission ("SEC") as an Exhibit to the Company's Annual Report on Form 10-K for fiscal 2000, and the summary is qualified in its entirety by reference to the Employee Plan.

PURPOSES

    The Employee Plan's purposes are to attract and retain highly-qualified employees, to align employee and stockholder long- term interests by creating a direct link between employee compensation and stockholder return, to enable employees of the Company and its subsidiaries to develop and maintain stock ownership positions in the Company, and to provide incentives to such employees to contribute to the Company's success.

ADMINISTRATION

    The Employee Plan will be administered by a committee (the "Committee") of the Board of Directors constituted to comply with the "non-employee director" requirements of Rule 16-3 under the Securities Exchange Act of 1934 (the "1934 Act") and the "outside director" requirement of section 162(m) of the Internal Revenue Code. Directors eligible to be granted options under the Employee Plan are not eligible to serve on the Committee. The following members of the Board of Directors currently serve on the Stock Option Committee: M.A. Bramante, William T. Ferguson and Charles J. Volpe.

    Subject to the provisions of the Employee Plan, the Committee is authorized
(i) to determine which eligible employees of the Company or its subsidiaries shall be granted options and/or SARs, (ii) to grant options and/or SARs, (iii) to determine the times when options and/or SARs may be granted and the number of shares that may be purchased pursuant to such options and/or the number of shares associated with SARs, (iv) to determine the exercise price of the shares subject to each option, (v) to determine the time or times when each option and/or SAR becomes exercisable, the duration of the exercise period and any other restrictions on exercise (including meeting specified performance standards), (vi) to prescribe the form or forms of agreements relating to options or SARs, (vii) to determine the circumstances under which the time for exercising options and/or SARs should be accelerated and to accelerate the time for exercising outstanding options and/or SARs, (viii) to determine the duration and purposes of leaves of absence which may be granted to a participant without constituting a termination of service for purposes of the Employee Plan, (ix) to adopt, amend and rescind rules and regulations for the administration of the Employee Plan, and (x) to construe and interpret the Employee Plan, the rules and regulations and option and SAR agreements under the Employee Plan, and to make all other determinations deemed necessary or advisable in the administration of the Employee Plan.

    The Committee may delegate to any person or persons (a subcommittee) all or any part of its authority with respect to eligible employees of the Company or its subsidiaries who are not "officers" of the Company within the meaning of
Section 16(b) of the 1934 Act.

ELIGIBILITY FOR AWARD OF OPTIONS

    All employees of the Company and its subsidiaries (presently, approximately 198 persons), including officers, are eligible to receive options and/or SARs under the Employee Plan. Nonemployee directors are not eligible to participate in the Employee Plan.

GRANT OF OPTIONS

    The Committee may in its sole discretion grant options and/or SARs to such employees of the Company and its subsidiaries as it determines appropriate.

    At a meeting of the Stock Option Committee held in December, 2000 in connection with its administration of the existing 1996 Employee Stock Option Plan, that Committee determined it was in the Company's best interests to grant certain "performance-based" options to Erwin D. Knauer, an Executive Vice President of the Company. See below under the heading "Proposed Stock Option Grant under the Employee Plan."

CONSIDERATION

    No consideration is to be paid to the Company by a participant in the Employee Plan in exchange for the grant of an option and/or SAR to such employee.

UNDERLYING SECURITIES; MARKET VALUE

    The Employee Plan provides for the issuance of options to purchase shares of Common Stock and/or SARs. The maximum number of Shares that may be made subject to options and Non-Tandem SARs granted pursuant to the Employee Plan is 300,000, which represents approximately 4.7% of the Common Stock outstanding on the date of this Proxy Statement (unadjusted for approximately 750,000 Shares issuable upon exercise of outstanding stock options). Based upon the closing price of the Common Stock on February 20, 2001 in the amount of $10.00 per share, as quoted on the Nasdaq National Market, the total value of Shares issuable upon the exercise of options and Non-Tandem SARs eligible to be granted under the Employee Plan is $3,000,000.

TERMS AND CONDITIONS OF EMPLOYEE OPTIONS AND SARS

    The Committee is authorized to establish the terms governing each option and/or SAR granted under the Employee Plan, provided such terms are consistent with the terms and conditions of the Employee Plan. Options and/or SARs shall be evidenced by individual agreements in such form as the Committee approves from time to time. The Committee is not obligated to grant any two options and/or SARs on the same terms.

    MINIMUM EXERCISE PRICE. The exercise price per share for options and/or SARs shall generally be not less than the fair market value of a share of Common Stock on the date of grant. However, the Committee has discretion to grant NQSO to purchase up to 50,000 shares at the greater of the Common Stock's fair market value on December 19, 2000 or 85% of its fair market value on February 20, 2001, the date the Employee Plan was adopted. If, as is currently the case, on the date of grant the Common Stock is admitted to quotation on the Nasdaq National Market, Inc. as a "Nasdaq National Market security", fair market value on the date of grant is defined as the closing price on the date of grant or, if the Shares were not traded on such date, then the closing price on the most recent date prior to the date of grant on which the Shares were traded.

    EXERCISABILITY AND TERMS OF OPTIONS. No option and/or SAR may be exercisable within 6 months of the date it is granted, other than in the event of acceleration due to death, disability or a "Change in Control" (see "Terms and Conditions of Employee Options and SARs-Accelerated Vesting and Exercise" below). ISOs shall not have a term of more than 10 years from the date of grant. Upon the termination of a participant's service due to voluntary resignation, involuntary dismissal without "cause" or retirement, options and/or SARs that have not become exercisable before the date the participant terminates service shall be immediately forfeited and terminated. A participant may exercise an option and/or SAR to the extent it was exercisable on the date immediately preceding such termination within the lesser of (i) one month from the date of termination (6 months from the date of termination in the case of retirement), or (ii) the balance of the stated term of the option and/or SAR. If a participant's employment is terminated for "cause," all options and/or SARs granted to such participant that have not been exercised prior to such termination for cause shall, whether or not exercisable, be forfeited immediately upon such termination. "Cause" means (i) conviction of a felony,
(ii) indictment for embezzlement or misappropriation of funds of, or any act of dishonesty towards, the Company, (iii) written confession of embezzlement or misappropriation of funds of, or any act of dishonesty towards, the Company, or
(iv) willful or gross neglect of duties, all as the Committee may determine in its discretion.

    ACCELERATED VESTING AND EXERCISE. If a participant's employment terminates due to death or disability, all options and/or SARs granted to such participant that have not become exercisable on or before the date of such termination shall immediately become fully vested and exercisable. All options and/or SARs then held may be exercised by the participant, his estate or beneficiary, or his representative, as the case may be, for a period of one year from the date of such termination, or until the expiration of the stated term of such option, whichever is shorter.

    Any outstanding option which has not become exercisable as of the date of a Change in Control of the Company shall become fully exercisable as of that date. A "Change in Control" means the occurrence of one or more of the following events: (i) the Company acquires actual knowledge that any person (other than the Company or a subsidiary) is or becomes the beneficial owner of securities representing more than 25% of the combined voting power of the Company's then outstanding securities; (ii) the first purchase of Common Stock pursuant to a tender or exchange offer (other than an offer by the Company or a subsidiary);
(iii) approval by the Company's stockholders of (x) a merger or consolidation of the Company with or into another corporation (unless the Company is the surviving corporation and the merger or consolidation does not result in any reclassification or reorganization of the outstanding Common Stock of the Company and does not result in a change in the Company's directors other than the addition of up to 3 directors), (y) a disposition of all or substantially all of the Company's assets, or (z) a plan of liquidation or dissolution; (iv) a turnover of at least 1/3 of the directors during any period of 2 consecutive calendar years unless the election or nomination of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of such 2-year period; or (v) a sale of Common Stock if after such sale any person (other than the Company or a subsidiary) owns a majority of the Common Stock or a sale of all or substantially all of the Company's assets.

    NONTRANSFERABILITY. No option or SAR shall be transferable except by will or the laws of descent and distribution. During a participant's lifetime options and/or SARs shall be exercisable only by the participant. However, the Board may allow for transfers to family members of NQSOs, Non-Tandem SARs, and Tandem SARs issued in connection with NQSOs, subject to such conditions or limitations as it may establish.

    SPECIAL PROVISIONS APPLICABLE TO ISOS. To the extent the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which any options which are intended to be ISOs may be exercisable for the first time by the participant in any calendar year exceeds $100,000, such options shall not be considered ISOs. No ISO may be granted to an individual who, at the time the Option is granted, owns directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless such option (i) has an exercise price of at least 110% of the fair market value of the Common Stock on the date of the grant of such option, and (ii) cannot be exercised more than 5 years after the date of grant. Each participant who receives an ISO must agree to notify the Company in writing immediately after the participant makes a "disqualifying disposition" of any Common Stock acquired pursuant to the exercise of an ISO. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) 2 years after the date the optionee was granted the ISO or (ii) 1 year after the date the participant acquired Common Stock by exercising the ISO. In no event shall an ISO or Tandem SAR granted in conjunction with an ISO be granted after February 20, 2011.

EXERCISE OF OPTIONS

    Options which have become exercisable may be exercised in whole or in part, provided that each partial exercise must be for whole Shares only. Options may only be exercised by delivering to the Secretary or his office a duly signed written notice of exercise, full payment for the purchased Shares, representations and warranties as necessary or advisable to comply with all applicable securities laws, and full payment of all amounts legally required to be withheld upon exercise. If the option is exercised by a person other than the participant, appropriate proof of the right to exercise must also be furnished.

PAYMENT FOR SHARES

    Payment for Shares purchased by exercising options under the Employee Plan shall be made by (i) certified or bank cashier's check or, unless prohibited by the terms of the applicable option agreement, (ii) unrestricted shares previously owned by the participant based on the fair market value of the Shares on the exercise date, (iii) a combination of certified or bank cashier's check and previously owned Shares, or (iv) any other means acceptable to the Company. To the extent the exercise price is paid by delivery of previously owned Shares,
(i) Shares received upon exercise of ISOs may only be used if the participant has held such shares for at least the greater of 2 years from the date of grant or 1 year from the date the Shares were transferred to the participant, and (ii) Shares received upon exercise of NQSOs may be used only if held for at least 6 months.

    The Company may make loans to such participants as the Committee, in its discretion, may determine in connection with the exercise of options granted under the Employee Plan.

    The proceeds received by the Company from the sale of Shares pursuant to the Employee Plan shall be used for general corporate purposes.

EXERCISE OF SARS

    As noted above, a SAR is a right to receive cash or Common Stock measurable by the difference between the option price and the fair market value of the Shares subject to the SAR. Upon exercise of the SAR, that difference may be paid to the holder of the SAR in cash, in Shares (valued at their fair market value when the SAR is exercised), or a combination of cash and Shares, as set forth in the particular SAR agreement.

    Tandem SARs may only be exercised to the extent a related option is exercisable. Upon exercise of a Tandem SAR, the number of Shares subject to the related option is reduced.

ADJUSTMENTS FOR RECAPITALIZATIONS, ETC.

    The aggregate number of Shares which may be purchased pursuant to options or SARs, the number of shares covered by outstanding options or SARs, and the price per share of outstanding options or SARs, shall each be appropriately adjusted for (i) any increase or decrease in the number of outstanding Shares resulting from a stock split or other subdivision or consolidation of such shares, (ii) other capital adjustments, stock dividends or stock distributions, (iii) other increases or decreases in outstanding shares effected without receipt of consideration by the Company, or (iv) a reorganization, merger or consolidation, or other similar change affecting the Common Stock (collectively referred to herein as "Recapitalizations"). Options and SARs shall be adjusted so that the total price applicable to the unexercised portion of the option or SAR shall be unchanged (except for changes resulting from rounding). No fractional Shares shall be issued as a result of such adjustment.

    In the event of a transaction involving the Company's liquidation or dissolution, a merger or consolidation in which the Company is not the surviving corporation, or the sale or disposition of all or substantially all of the Company's assets, provision shall be made in connection with such transaction for the assumption of options and SARs previously granted or the substitution of new options and SARs of the successor corporation (with appropriate adjustments), or, in the discretion of the Committee, the Employee Plan and any options and SARs granted thereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to participants of the difference between the market value of the shares covered by their outstanding options and SARs and the exercise price for such options and SARs (the "Spread"). However, the Committee shall not do anything that would prevent any such merger, acquisition or sale of assets from being treated as a pooling of interests, if applicable to the transaction.

REGISTRATION OF SHARES

    The Company intends to register the Shares to be issued upon exercise of options or SARs granted pursuant to the Employee Plan under applicable federal and state securities laws, but shall have no obligation to so register them or to maintain any such registration in effect. Unless a registration statement under the Securities Act of 1933 is then in effect, the Company shall require that the offer and sale of Shares covered by such options and SARs shall be exempt from registration; in furtherance of the foregoing, if a registration statement is not then in effect, the Company may require as a condition precedent to the exercise of any option or SAR that the optionholder make certain representations and undertakings to the Company, and the Company shall place an appropriate legend on certificates representing any Shares issued upon exercise of such options or SARs referring to the restrictions on disposition of such Shares. The Company shall not be required to issue or deliver any certificates for such Shares prior to completion of any required registration or other qualification of such Shares and receipt of any approval or other clearance from any governmental agency which may be necessary or advisable.

EFFECTIVE DATE AND EXPIRATION DATE

    The Employee Plan shall be effective as of the date it is approved by the affirmative vote of the holders of a majority of the Shares present, in person or by proxy, and entitled to vote at the Meeting. No ISO or Tandem SAR granted in tandem with an ISO may be granted more than 10 years after the Plan was adopted by the Board, and no ISO or Tandem SAR granted in tandem with an ISO may have a term which is more than 10 years after it has been granted. There is no limit upon either the time within which the Committee must grant, or the term of, NQSOs, Tandem SARs granted in tandem with NQSOs, or Non-Tandem SARs.

AMENDMENTS AND TERMINATION

    Subject to the limitations described below, the Board of Directors may amend or terminate the Employee Plan. No such action shall adversely affect then outstanding options and/or SARs without the consent of the option/SAR holder. The Board may not, without approval of the stockholders, (i) materially increase the total number of Shares which may be purchased or acquired pursuant to options and SARs (except for adjustments to reflect recapitalizations, stock splits, stock dividends, etc.), (ii) expand the class of employees eligible to receive options and SARs, (iii) decrease the minimum option exercise price, (iv) extend the maximum term of granted options and/or SARs, (v) extend the term of the Employee Plan, or (vi) take any other action requiring shareholder approval.

COMPLIANCE WITH SEC RULE 16B-3

    The Employee Plan is intended to comply with Rule 16b-3 under the 1934 Act. Provisions inconsistent with such Rule shall be inoperative.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of certain federal income tax consequences to participants in the Employee Plan and the Company based on federal income tax laws in effect on January 1, 2001. This summary is not intended to be complete and does not describe any state, local or foreign tax consequences.

    NQSOS. A grantee of a NQSO will not realize income upon the grant. A participant will normally realize ordinary income at the time of exercise equal to the "Spread" (as defined above. The time of realization of income could, however, be deferred for up to 6 months if the option holder could be subject to suit under Section 16(b) of the 1934 Act. The Company will be entitled to a corresponding deduction for federal income tax purposes equal to the Spread during the taxable year in which the participant realizes income, provided applicable withholding and/or tax reporting requirements are met. Upon the sale of Shares received pursuant to the exercise of a NQSO, the participant will realize either gain or loss measured by the difference between the amount realized from the sale and the participant's income tax basis in those Shares. Such basis generally will equal the fair market value of the Shares at the date of exercise.

    If a participant uses previously-owned Shares to exercise a NQSO, a number of Shares received equal to the number of Shares delivered to exercise the NQSO will have the same basis as the Shares delivered. The participant will realize ordinary income equal to the fair market value of Shares received in excess of the number of Shares used to exercise the NQSO. Gain or loss from the sale of such Shares will be considered gain or loss from the sale of a capital asset if the Shares are held for investment purposes. Losses from sales of capital assets may be subject to limitations based upon the amount and nature of the participant's other income, deductions, gains and losses.

    ISOS. A participant generally will not realize income at the time of either grant or exercise of an ISO. However, a participant may incur alternative minimum tax (AMT) consequences upon the exercise of an ISO. Upon the sale of Shares received upon exercise of an ISO, other than a sale which is a "disqualifying disposition" (defined below), the participant will recognize either a gain or loss measured by the difference between the amount realized from the sale and the participant's basis in the Shares. The basis in Shares received upon exercise of an ISO will generally be the per Share exercise price of the ISO. However, if the participant uses previously owned Shares to exercise an ISO, the number of Shares received which equal the number of Shares delivered to exercise the ISO will have the same basis as the Shares delivered; Shares received in excess of the number of Shares used to exercise the option will have a basis equal to any cash paid on exercise.

    Gain or loss from the sale Shares stock received upon exercise of an ISO, other than a sale which is a "disqualifying disposition" (defined below), will be considered gain or loss from the sale of a capital asset if the Shares are held for investment purposes. Losses from sales of capital assets may be subject to limitations based upon the amount and nature of the participant's other income, deductions, gains and losses.

    A "disqualifying disposition" of Shares received pursuant to the exercise of an ISO occurs if the participant disposes of such Shares within two years from the date of the grant of the option or within one year after the Shares are transferred to the participant, unless such disposition is (i) a transfer from a decedent to an estate or a transfer by bequest or inheritance, (ii) an exchange to which any of Sections 354, 355, 356 or 1036 (or so much of Section 1031 as relates to Section 1036) of the Internal Revenue Code applies, or (iii) a mere pledge or hypothecation. In the event of a "disqualifying disposition," the participant generally will realize ordinary income in the year of the "disqualifying disposition" in an amount equal to the Spread. If the amount realized on the disqualifying disposition is less than the fair market value of the Shares on the date of exercise, the amount realized as ordinary income is limited to the amount by which the amount realized on the sale of the Shares in the "disqualifying disposition" exceeds the exercise price. If the amount realized from the disqualifying disposition exceeds the fair market value of the Shares on the date of exercise, the excess amount realized will be treated as additional gain taxed under the rules described above.

    The Company does not realize any federal income tax consequences on the issuance or exercise of ISOs. If the participant makes a "disqualifying disposition," however, the Company may deduct an amount equal to the amount included in the participant's ordinary income, in the year in which the participant realizes such income.

    If the Shares received upon exercise of an ISO are either freely transferable or not subject to a substantial risk of forfeiture, then the excess, if any, of the Shares' fair market value over the amount paid for them is included in determining the participant's alternative minimum taxable income
(AMTI) in the year of exercise. If the Shares received pursuant to the exercise of an ISO are not freely transferable and are subject to a substantial risk of forfeiture, then the excess, if any, of the Shares' fair market value at the time they become freely transferable or are no longer subject to a substantial risk of forfeiture, whichever event occurs first, over the amount paid for such Shares is included in the determination of the participant's AMTI in the year in which such Shares becomes freely transferable or are no longer subject to a substantial risk of forfeiture, whichever first occurs.

    For purposes of computing the AMT in the year of sale, the basis in the Shares sold is increased by the amount included in the determination of AMTI in the year the option was exercised. If Shares received pursuant to the exercise of an ISO are sold in the same year as the taxable year in which the option was exercised, then the amount includible in determining the participant's AMTI cannot exceed the excess (if any) of the amount realized on the sale less the participant's adjusted basis in such Director Shares.

    SARS. No taxable event occurs when a SAR is granted. When a SAR is exercised a participant is taxable on the Spread and the Company is entitled to an equivalent deduction. The time of realization of income could, however, be deferred for up to 6 months if the option holder could be subject to suit under
Section 16(b) of the 1934 Act. The Spread is treated as "wages" for employment tax and wage withholding purposes. These tax results are the same whether the participant elects to receive the benefit of the Spread in cash or Shares.

PROPOSED STOCK OPTION GRANT UNDER THE EMPLOYEE PLAN

    When the Stock Option Committee met in December, 2000 in connection with its administration of the existing 1996 Employee Stock Option Plan, it determined it was in the Company's best interests to grant to Erwin D. Knauer, an executive officer of the Company, "performance-based" stock options to purchase 50,000 Shares. However, since there were insufficient options available for grant under the 1996 Employee Stock Option Plan, the Committee recommended that the Company's Board of Directors adopt a new stock option plan for employees. When the Board adopted the Employee Plan it recommended that the Committee administering the Employee Plan, presently the Stock Option Committee, grant such options to Mr. Knauer under the Employee Plan. Thereafter, the Committee acted to grant such options to Mr. Knauer, subject to approval of the Employee Plan by the Company's Stockholders.

    The options granted to Mr. Knauer under the Employee Plan are NQSOs to purchase 50,000 Shares at $8.50 per share, the value of the Common Stock on December 19, 2000, when the Committee had determined to grant such options to Mr. Knauer. The vesting of the options would be conditioned on the achievement of certain financial performance goals related to either the Company's consolidated average return on assets ("ROA") or its consolidated average return on equity ("ROE") for specified annual periods. The options would potentially become vested at the rate of 20% per year, commencing on January 1, 2002, provided that either the ROA or the ROE in the table below shall have been achieved during the prior year. More specifically, options to purchase 10,000 shares would vest as of the first day of the Company's fiscal year following the year in which either the ROA or ROE is achieved in accordance with the following table:

       YEAR            ROA           ROE          # OF OPTIONS EXERCISABLE
       ----           -----         ------        ------------------------
       2001           .929          13.856                 10,000
       2002           .955          13.943                 20,000
       2003           .964          14.082                 30,000
       2004           .965          14.260                 40,000
       2005           .965          14.434                 50,000

    If neither the ROA nor the ROE level were to be achieved for a given fiscal year, the vesting of the options which would have vested for such year would be deferred or "carried over" until the first succeeding year (if any) with respect to which the ROA and/or the ROE level has been achieved, in which event the options whose vesting shall have been so deferred would become vested, together with any other options (including any other options whose vesting was so deferred) which might potentially vest based on the ROA or ROE achieved with respect to such later year. Once vested, options could be exercised, in whole or in part, at any time within 5 years from the date of vesting. In no event would any such performance-based options granted to Mr. Knauer be exercisable after December 31, 2010.

    The ROA and ROE levels in the above table would be regarded as having been achieved if they were met based on the consolidated financial performance of the Company and its subsidiaries as presently constituted. In the event the Company should, after the grant of such options, be involved in an acquisition or other business combination transaction which would affect its ROA and/or ROE for any of the years 2001 through 2005, inclusive, then the effects, whether positive or negative, of such business combination on its ROA and ROE would be disregarded for purposes of determining whether the options would have become vested. The Committee, acting in its sole discretion, would be the final arbiter of whether there had been any such effects and the manner in which such effects should be taken into account.

    Except for such options, there are no specific plans at this time to grant options under the Employee Plan.

EFFECT OF ADOPTION OF 2001 EMPLOYEE PLAN ON 1996 EMPLOYEE PLAN

    The Employee Plan is intended to replace the existing 1996 Employee Stock Option Plan (the "1996 Plan"). The 1996 Plan would automatically terminate upon stockholder approval of the 2001 Employee Plan. As a result, no further options would be granted to employees under the 1996 Plan, and shares previously reserved for issuance pursuant to the exercise of options not yet granted under the 1996 Plan would no longer be reserved. However, termination of the 1996 Plan would not terminate or otherwise affect the validity or enforceability of presently outstanding options previously granted under the 1996 Plan or shares reserved for issuance upon the exercise of such outstanding options.

REASONS FOR ADOPTION OF THE EMPLOYEE PLAN

    The Committee only has authority under the 1996 Plan to grant options and/or SARs with respect to 19,513 Shares. The Board has in the past considered stock option plans to be an important component of compensating employees, and it continues to regard such plans as important to provide employees with incentives which are aligned with stockholders' long-term interests. Approval of the Employee Plan will permit options to continue to be granted, including but not limited to those options recommended to be granted to Mr. Knauer as described above.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 2001 EMPLOYEE STOCK OPTION PLAN.

--------------------------------------------------------------------------------
      ITEM 3--APPROVAL OF 2001 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
--------------------------------------------------------------------------------

GENERAL

    The Board of Directors also recommends that stockholders approve the Greater Community Bancorp 2001 Stock Option Plan for Nonemployee Directors (the "Director Plan"), which the Board unanimously adopted on February 20, 2001, subject to stockholder approval.

    The Director Plan provides for the granting of nonqualified stock options to nonemployee directors of the Company's 3 bank subsidiaries, Great Falls Bank, Bergen Commercial Bank and Rock Community Bank (the "Banks"), to purchase a maximum of 56,000 shares of the Company's Common Stock.

    Adoption of the Director Plan is subject to approval by affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present, in person or by proxy, and entitled to vote, at a meeting of the Company's stockholders duly held in accordance with New Jersey laws.

    The following is a summary of the principal features of the Director Plan. A copy of the Director Plan is being filed with the SEC as an Exhibit to the Company's Annual Report on Form 10-K for fiscal 2000, and the following summary is qualified in its entirety by reference to the Director Plan.

PURPOSES

    The purposes of the Director Plan are to attract and retain highly-qualified nonemployee directors of the Banks, to align the long-term interests of the Banks' nonemployee directors with those of the Company's stockholders by creating a direct link between compensation and shareholder return, to enable nonemployee directors to develop and maintain stock ownership positions in the Company, and to provide incentives to them to contribute to its success.

    Stock options for the Banks' nonemployee directors have historically constituted a portion of their overall compensation. (See "GOVERNANCE OF THE COMPANY--Compensation of Directors.") All options authorized under nonemployee directors' option plans adopted in 1993, 1995 and 1996 were granted during those years. No such options have been granted for 5 years. Nonemployee directors of the Banks are excluded from eligibility to participate in the Company's other stock option plans, namely, the 1996 Plan and the Employee Plan now being proposed to replace the 1996 Plan (see "ITEM 2--APPROVAL

OF 2001 EMPLOYEE STOCK OPTION PLAN"). The proposed Director Plan is thus intended to complement the Company's stock option plans for employees.

ADMINISTRATION

    The Company's Board of Directors will administer the Director Plan. Subject to the provisions of the Director Plan, the Board is authorized to grant options under the Plan on the terms specified below, establish rules and regulations under the Plan and interpret the Plan.

ELIGIBILITY FOR AWARD OF OPTIONS

    The individuals eligible to be granted options under the Director Plan ("participants") are the 28 individuals who were nonemployee directors of the Banks on February 20, 2001. 11 were directors of Great Falls Bank, 7 were directors of Bergen Commercial Bank and 10 were directors of Rock Community Bank. All of the Company's present directors other than Messrs. Campbell and Irwin are included in this group of participants, which includes 2 of the nominees for reelection at the Annual Meeting as directors, namely, Messrs. Bruno and Urbano.

CONSIDERATION

    No consideration is to be paid to the Company by a participant in the Director Plan in exchange for the grant of an option to such participant.

UNDERLYING SECURITIES; MARKET VALUE

    An aggregate of 56,000 Shares may be issued pursuant to the exercise of options granted under the Director Plan. This number represents approximately 0.9% of the Shares outstanding on February 28, 2001 (unadjusted for Shares issuable upon exercise of outstanding options previously granted). Based upon the closing price of the Shares on February 20, 2001 in the amount of $10.00 per share, as quoted on the Nasdaq National Market, the total value of Shares issuable upon exercise of options to be granted under the Director Plan is $560,000.

TERMS AND CONDITIONS OF DIRECTOR OPTIONS

    The Director Plan provides for the grant of options to purchase a total of 2,000 shares to each eligible participant. All options granted under the Director Plan will become "vested" at the rate of 20% (400 Shares) on the date of grant and an additional 20% each January 1 thereafter provided the optionee remains a director of or employed by the Company or an affiliate of the Company. Each group of vested options will thereafter become fully exercisable on January 1 after each vesting date. All such options will generally lapse five years after the vesting date. Such options will also generally lapse when an option holder is no longer a director or employee of the Company or an affiliate of the Company (including any bank subsidiary). However, the Director Plan provides that in the event of an option holder's death or permanent disability, the period of exercisability may be extended for up to 1 year, but not later than five years after vesting. An option holder may not transfer an option other than by Will or the laws of descent and distribution.

EXERCISE OF OPTIONS

    Options which have become exercisable under the Director Plan may be exercised in whole or in part. Fractional shares will not be issued. Options must be exercised by delivering to the Secretary or his office a duly signed written notice of exercise, full payment for the purchased Shares, representations and warranties as necessary or advisable to comply with all applicable securities laws, and full payment of any amounts legally required to be withheld upon exercise. If the option is exercised by a person other than the participant, appropriate proof of the right to exercise must also be furnished.

    Options granted to a participant which have not become exercisable as of the date of a Change in Control of the Company shall become fully exercisable as of that date. "Change in Control" has the same meaning in the Director Plan as described above for the Employee Plan.

PAYMENT FOR SHARES

    Common Stock purchased by exercising options under the Director Plan may be paid for only by cash or check. The purchase price is payable in full at the time of exercise.

ADJUSTMENTS FOR RECAPITALIZATIONS, ETC.

    The aggregate number of Shares subject to, and the option price of, unexercised options granted under the Director Plan shall be proportionately adjusted under the same circumstances as described above for the Employee Plan.

REGISTRATION OF SHARES

    The Company intends to register the Shares to be issued upon exercise of options granted pursuant to the Director Plan under applicable federal and state securities laws, but shall have no obligation to so register such shares or to maintain in effect any such registration. If the shares are not so registered, the Company will take precautions to comply with applicable securities laws relating to the unregistered issuance of shares which are similar to those described above for the Employee Plan.

EFFECTIVE DATE

    The Director Plan and the options the Board has granted thereunder will become effective only upon the Director Plan's approval by the affirmative vote, either in person or by proxy, of the holders of a majority of the shares of Stock entitled to vote and voting thereon at a meeting of the holders thereof at which a quorum is present, in person or by proxy.

AMENDMENTS AND TERMINATION

    The Board may at any time amend the Director Plan, except that stockholder approval is also required for any action which would increase the maximum number of Shares for which options may be granted (other than as an adjustment due to a recapitalization, stock dividend, etc.), expand the class of persons eligible to participate in the Director Plan, decrease the minimum option price, extend the maximum terms of options granted thereunder, or take any action requiring stockholder approval under Rule 16b-3 under the 1934 Act. The Board also has the right to suspend or terminate the Director Plan at any time. However, no action amending or terminating the Director Plan may adversely affect a participant's rights under an outstanding option without that participant's consent.

COMPLIANCE WITH SEC RULE 16B-3

    The Director Plan is intended to comply with Rule 16b-3 under the 1934 Act. Any provisions inconsistent with such Rule shall be inoperative.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of certain federal income tax consequences of the Director Plan to participants and the Company based on federal income tax laws in effect on January 1, 2001. This summary is not intended to be complete and does not describe any state, local or foreign tax consequences.

    Options granted under the Director Plan are nonqualified stock options (NQSOs). A participant will not recognize income upon the grant of an option under the Director Plan. A participant will normally recognize ordinary income at the time of exercise equal to the "Spread." The time of realization of income could, however, be deferred for up to 6 months if the option holder could be subject to suit under Section 16(b) of the 1934 Act.

    The Banks (and thus the Company, assuming a continuation of its practice of filing a consolidated federal income tax return with the Banks) will be entitled to a corresponding deduction for federal income tax purposes for the Spread at the same time the participant's income is recognized, provided any applicable withholding and/or tax reporting requirements and any other applicable requirements are met.

PROPOSED DIRECTOR PLAN BENEFITS

    On February 20, 2001 the Board granted options under the Director Plan to each nonemployee director of the Banks to purchase 2,000 Shares (an aggregate of 56,000 shares). The following table identifies those participants. Such option grants are subject to approval of the Director Plan by the stockholders at the Meeting. Such options are exercisable at a price of $ 10.00 per share, the closing price for the Shares on the date of grant as quoted on the Nasdaq National Market. Two of the nonemployee directors of the Banks to whom options were granted, John L. Soldoveri, Chairman, and Anthony M. Bruno, Jr., Vice Chairman, are executive officers (but not employees) of the Company. All options were granted on the terms and conditions described in the Director Plan.

Directors of Great Falls Bank        Directors of Bergen Commercial Bank        Directors of Rock Community Bank
-----------------------------        -----------------------------------        --------------------------------
Annemarie Appleton                   Anthony M. Bruno, Jr.                      Egon Fromm
M. A. Bramante                       Frank A. Cosimano                          Lawrence B. Goodman
Sonia Conklin                        Stefano A. Masi                            Franklin S. Gurtman
David M. Corry                       Barry G. Novin                             John R. Hartgers
Robert B. Coyle                      Michael R. Petriella                       Lawrence Kurzer
William T. Ferguson                  Ralph W. Sifford                           David P. Kwiat
Joseph R. Haftek                     Charles J. Volpe                           Armand Leone, Jr.
Joseph A. Lobosco                                                               Peter R. Leone
John L. Soldoveri                                                               Sinibaldo Leone, Jr.
Richard Steuerwald                                                              David Waldman
Alfred R. Urbano
All current directors of the                     16,000
Company as a group
All other Bank directors                         40,000


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 2001 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS.

                                     GREATER COMMUNITY BANCORP
                                     Edith A. Leonhard, Secretary

Totowa, New Jersey
March 16, 2001

                                                                      Appendix A

                            GREATER COMMUNITY BANCORP
                       AUDIT COMMITTEE BOARD OF DIRECTORS
                               CHARTER AND POWERS

I.    PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by Greater Community Bancorp ("Company") to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures, and practices at all levels.

II.   COMPOSITION

      The Audit Committee is comprised of six members, a majority of whom are directors of the Company, and includes at least one director of each subsidiary bank, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  CHARTER AND POWERS

      RESOLVED, that the charter and powers of the Audit Committee of the Board of Directors of Greater Community Bancorp (the "Audit Committee") shall be:

      o Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosures practices of the Company;

      o Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

      o Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy;

RESOLVED, that the Audit Committee shall have the following specific powers and duties:

      1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants or the General Auditor;

      2.   Creating an agenda for the ensuing year;

      3. Reviewing the performance and independence of the external accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

      4. Conferring with the external independent accountant and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the external independent accountants' annual engagement letter; reviewing and approving the Company's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

      5. Reviewing with management, the external independent accountant and internal auditors significant risk and exposures, audit activities and significant audit findings;

      6. Reviewing the range and cost of audit and non-audit services performed by the external independent accountants;

      7. Reviewing the Company's audited annual financial statements and the external independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

      8.   Reviewing the adequacy of the Company's systems of internal control;

      9. Obtaining from the external independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

      10. Providing an independent, direct communication between the Board of Directors, internal auditors and external independent accountants;

      11. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

      12. Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's Code of Conduct and the results of confirmations and violations of such Code;

      13. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

      14. Reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions;

      15. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

      16. Maintaining minutes or other records of meetings and activities of the Audit Committee;

      17. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

      18. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

      19. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

                            GREATER COMMUNITY BANCORP
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            for the Annual Meeting of Stockholders on April 17, 2001

The undersigned hereby appoints Toby W. Giardiello, Naqi A. Naqvi and Todd Suler, and each of them, as the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of GREATER COMMUNITY BANCORP to be held at the Corporation's headquarters located at 55 Union Boulevard, Totowa, New Jersey, on Tuesday, April 17, 2001 at 4:00 p.m., and at any adjournment thereof, on all matters coming before such meeting.










                  (Continued and to be signed on reverse side)

                                                                                                           Please mark your votes as
                                                                                                       indicated in this example [X]

1.  Election of Anthony M. Bruno, Jr., George E. Irwin and Alfred R. Urbano          In their discretion, the proxies are authorized
    [ ]  FOR all nominees (except as provided to the contrary below)                 to vote upon such other business as may
    [ ]  WITHHOLD AUTHORITY to vote for all nominees                                 properly come before the meeting or any
         (Instruction:  to withhold authority for any individual nominee,            postponements or adjournments thereof.
          write that nominee's name here):

                                                                                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
           _________________________________________________________                 OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE
                                                                                     WITH THE SPECIFICATIONS APPEARING ON THIS SIDE.
                                                                                     IF A CHOICE IS NOT INDICATED WITH RESPECT TO
2.  Approval of 2001 Employee Stock Option Plan                                      ITEM 1, THIS PROXY WILL BE VOTED "FOR" SUCH
                                                                                     ITEM. THE PROXIES WILL USE THEIR DISCRETION
           [ ]  For      [ ]  Against      [ ]  Abstain                              WITH RESPECT TO ANY OTHER MATTER PROPERLY
                                                                                     BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT
                                                                                     OR ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE
                                                                                     AT ANY TIME BEFORE IT IS EXERCISED.
3.  Approval for 2001 Stock Option Plan for Nonemployee Directors

           [ ]  For      [ ]  Against      [ ]  Abstain                              Receipt hearwith of the Company's Annual Report
                                                                                     and Notice of Meeting and Proxy Statement dated
                                                                                     March 16, 2001, is hereby acknowledged.

                                                                                     PLEASE SIGN, DATE AND MAIL TODAY

SIGNATURE(s) of Shareholder (s)____________________ Date__________________ ,2001

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian, partner, or corporate officer please give FULL title.